Exhibit 99.1

Doral Financial Corporation Reports Financial Results for the

Quarter Ended September 30, 2012

Reports Net Loss of $32.5 million for Quarter Ending September 30, 2012

Capital Ratios Continue to Exceed Well-Capitalized Standards

SAN JUAN, Puerto Rico – November 9, 2012 – Doral Financial Corporation (NYSE:DRL) (“Doral”, “Doral Financial” or the “Company”), the holding company of Doral Bank, with operations in Puerto Rico and the U.S., reported net loss of $32.5 million for the quarter ended September 30, 2012, compared to a net loss of $1.6 million for the quarter ended June 30, 2012 and a net loss of $30.2 million for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, Doral reported a net loss of $31.6 million compared to a net loss of $22.4 million for the same period of 2011.

“Our results reflect the high credit costs as we continue to work with thousands of homeowners during this difficult economic time. Despite this, we have increased revenue, strengthened our mortgage and retail franchise in Puerto Rico, continued to successfully grow our U.S. operations, and preserved our high levels of capital,” said Glen Wakeman, CEO and President of Doral Financial Corporation.

Third Quarter Highlights:

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Increased net interest income $1.5 million to $55.6 million in the third quarter of 2012 from $54.1 million in the second quarter of 2012. Increased total net loans receivable by $103.8 million from the second quarter of 2012 to the third quarter of 2012 based on strong growth in the U.S. commercial portfolio.

•	Grew Puerto Rico’s mortgage loan production 21%, from $209.4 million in the second quarter of 2012 to $254.3 million in the third quarter of 2012.

•	Grew retail deposits by $93.2 million from the second quarter of 2012 to the third quarter of 2012.

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Increased loan and lease loss provisions by $29.2 million to $34.4 million in the third quarter of 2012, compared to $5.2 million in the second quarter of 2012 as a result of re-defaults on previously modified loans and new valuations of defaulted residential loans.

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Preserved excess capital levels well above the standards established by the federal banking agencies with ratios of Tier 1 Leverage of 9.32%, Tier 1 Risk-based Capital of 11.94% and Total Risk-based Capital of 13.26%. The Leverage, Tier 1 and Total Risk-based Capital Ratios exceeded the well-capitalized standards by $361.3 million, $387.9 million and $213.0 million, respectively.

The Company’s financial results for the third quarter of 2012 are being released at the same time as our filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Conference Call

Doral will be holding a conference call to discuss its financial results on Friday, November 9th, 2012 at 10:00 a.m. EST.

The call may be accessed through a dial-in telephone number at (800) 230-1093 or (612) 288-0340 for international callers.

A telephone replay of the conference call will be available through December 9th, 2012 at (800) 475-6701 or (320) 365-3844 for international callers. The replay access code is 270528.

FINANCIAL HIGHLIGHTS

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Net loss for the quarter ended September 30, 2012 totaled $32.5 million, compared to a net loss of $1.6 million for the second quarter of 2012 and a net loss of $30.2 million for the quarter ended September 30, 2011.

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The Company reported net loss attributable to common shareholders of $35.0 million for the third quarter of 2012 compared to a net loss attributable to common shareholders of $4.0 million for the second quarter of 2012, and a net loss attributable to common shareholders of $32.6 million for the quarter ended September 30, 2011.

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Net interest income for the third quarter of 2012 was $55.6 million, an increase of $1.5 million compared to the second quarter of 2012, and an increase of $7.4 million when compared to the third quarter of 2011. Net interest margin remained stable at 2.91% for both the second and third quarters of 2012.

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Provision for loan and lease losses for the third quarter of 2012 was $34.4 million, an increase of $29.2 million over the second quarter 2012 provision, and a decrease of $7.3 million from the provision recorded in the third quarter of 2011. The $34.4 million provision for loan and lease losses in the third quarter of 2012 resulted mainly from the residential mortgage portfolios ($28.8 million), and resulted from higher re-defaults of previously modified loans and new valuations of defaulted loans, all related to Puerto Rico loan exposures.

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Non-interest income for the third quarter of 2012 of $20.6 million reflects a decrease of $0.7 million, and a decrease of $8.9 million, compared to non-interest income of $21.3 million for the second quarter of 2012 and $29.5 million for the third quarter of 2011, respectively. The decrease in non-interest income when compared to the second quarter of 2012 results from the negative variances of $2.3 million and $2.6 million in mark-to-market adjustments on servicing assets and the loss on hedge derivatives, respectively, offset by the $4.8 million positive variance in gain on sale and securitization of loans.

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Non-interest expense for the third quarter of 2012 of $73.8 million increased $2.8 million and $10.0 million from the quarters ended June 30, 2012 and September 30, 2011, respectively. The expense increase in the third quarter of 2012 compared to the second quarter of 2012 was mainly driven by an increase in other real estate owned expenses of $2.2 million. Credit related expenses, including other real estate owned expenses (largely collateral value adjustments), foreclosure expenses, and certain loan and administrative costs, totaled $15.6 million in the third quarter of 2012, and $14.2 million in the second quarter of 2012.

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Doral’s loan production for the third quarter of 2012 was $771.1 million, an increase of $247.7 million and $325.5 million, compared to $523.4 million and $445.6 million for the second quarter of 2012 and third quarter of 2011, respectively. The U.S. commercial loan production totaled $390.5 million or 50.6% of the loan production for the third quarter of 2012, and Puerto Rico residential mortgage loan production, most of which is sold, of $254.3 million in the third quarter of 2012 was up $44.9 million over the second quarter of 2012 production of $209.4 million.

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Doral reported total assets as of September 30, 2012 of $8.4 billion compared to $8.0 billion as of December 31, 2011. The increase of $395.4 million is mainly due to an increase in net loans of $326.3 million related to growth in the U.S. commercial loan portfolio.

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Total deposits were $4.6 billion as of September 30, 2012, an increase of $219.7 million, or 5.0%, from deposits of $4.4 billion as of December 31, 2011. The Company’s brokered deposits decreased $76.7 million while retail deposits increased $296.4 million during the nine months ended September 30, 2012.

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Non-performing loans (“NPLs”), excluding FHA/VA loans guaranteed by the US government, as of September 30, 2012 were $753.4 million, an increase of $130.0 million from December 31, 2011. The increase in NPLs during the third quarter of 2012 resulted largely from the classification of certain residential mortgage TDR loans as NPLs.

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The Company’s capital ratios continue to exceed the well-capitalized standards established by the federal banking agencies with ratios of Tier 1 Leverage of 9.32%, Tier 1 Risk-based Capital of 11.94% and Total Risk-based Capital of 13.26%. The Leverage, Tier 1 and Total Risk-based Capital Ratios exceeded the well-capitalized standards by $361.3 million, $387.9 million and $213.0 million, respectively.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. In addition, Doral Financial Corporation may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (“SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings, tax legislation and tax rules, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral Financial’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral Financial’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 which is available in the Company’s website at www.doralfinancial.com, as updated from time to time in the Company’s periodic and other reports filed and to be filed with the SEC.

Institutional Background

Doral Financial Corporation is a bank holding company engaged in banking, mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank”), with operations in the mainland U.S. (New York metropolitan area and northwest region of Florida) and Puerto Rico, Doral Insurance Agency, Inc. (“Doral Insurance Agency”), and Doral Properties, Inc. (“Doral Properties”). Doral Bank in turn operates three wholly-owned subsidiaries: Doral Mortgage LLC (“Doral Mortgage”), engaged in residential mortgage lending in Puerto Rico, Doral Money, Inc. (“Doral Money”), engaged in commercial and middle market lending primarily in the New York metropolitan area, and CB, LLC, an entity formed to dispose of a real estate project of which Doral Bank took possession during 2005. Doral Money consolidates two variable interest entities created for the purpose of entering into a collateralized loan arrangement with a third party.

Doral Financial Corporation’s common shares trade on the New York Stock Exchange under the symbol DRL. Additional information about Doral Financial Corporation may be found on the Company’s website at www.doralfinancial.com.

For more information contact:

Investor Relations:

Christopher Poulton, EVP

christopher.poulton@doralfinancial.com

212-329-3794

Media:

Lucienne Gigante

SVP Public Relations & Marketing

Lucienne.Gigante@doralbank.com

787-474-6298

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